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                                                                   EXHIBIT 10.20

                             PUBLIC HEALTH SERVICE

                COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT


This Cooperative Research and Development Agreement, hereinafter referred to as the "CRADA," consists of this Cover Page, an attached Agreement, and various Appendices referenced in the Agreement. This Cover Page serves to identify the Parties to this CRADA:

          (1) the following Bureau(s), Institute(s), Center(s) or Division(s) of the National Institutes of Health ("NIH"), the Food and Drug Administration ("FDA"), and the Centers for Disease Control and Prevention ("CDC"):

The National Cancer Institute hereinafter singly or collectively referred to as the Public Health Service ("PHS"); and

          (2) Maxygen, Incorporated, which has offices at 515 Galveston Drive, Redwood City, California, 94063 hereinafter referred to as the "Collaborator."



THE SYMBOL "*******" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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                COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

Article 1.  Introduction

This Cooperative Research and Development Agreement (CRADA) between PHS and the Collaborator will be effective when signed by all Parties. The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan (RP) which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix
C. This CRADA is made under the authority of the Federal Technology Transfer Act, 15 U.S.C. (S)3710a and is governed by its terms.

Article 2.  Definitions

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Affiliate" means any corporation or other business entity controlled by, controlling, or under common control with Collaborator. For this purpose, A "control" means direct or indirect beneficial ownership of at least fifty
     (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

2.2 "Cooperative Research and Development Agreement" or "CRADA" means this Agreement, entered into by PHS pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591
                                              ------
     of October 10, 1987.

2.3 "Government" means the Government of the United States as represented through the PHS agency that is a Party to this agreement.

2.4  "IP" means intellectual property.

2.5 "Invention" means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).
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2.6  "Principal Investigator(s)" or "PIs" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the RP.

2.7 "Proprietary/Confidential Information" means confidential scientific, business, or financial information provided that such information does not include:

     2.7.1. information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

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     2.7.2.  information which has been made available by its owners to others without a confidentiality obligation;

     2.7.3. information which is already known by or available to the receiving Party without a confidentiality obligation; or

     2.7.4. information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.8 "Research Materials" means all tangible materials other than Subject Data first produced in the performance of this CRADA.

2.9 "Research Plan" or "RP" means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.10 "Subject Invention" means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.11 "Subject Data" means all recorded information first produced in the performance of this CRADA by the Parties.

Article 3.  Cooperative Research

3.1 Principal Investigators. PHS research work under this CRADA will be performed by the PHS laboratory identified in the RP, and the PHS Principal Investigator (PI) designated in the RP will be responsible for the scientific and technical conduct of this project on behalf of PHS. Also designated in the RP is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2 Research Plan Change. The RP may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the RP will be treated as amendments under Article 13.6.

Article 4.  Reports

4.1 Interim Reports. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within twelve (12) months after this CRADA becomes effective and at least within every twelve (12) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to Article 3.2, and all CRADA-related patent applications filed.

4.2 Final Reports. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the RP or after the expiration or termination of this CRADA.

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Article 5.  Financial and Staffing Obligations

5.1 PHS and Collaborator Contributions. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix B. PHS shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B. PHS shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to Article 10.3. Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to one (1) year subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the RP.

5.2 Accounting Records. PHS shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3 Capital Equipment. Equipment purchased by PHS with funds provided by the Collaborator shall be the property of PHS. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the Parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

Article 6.  Intellectual Property Rights and Patent Applications

6.1 Reporting. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.

6.2 Collaborator Employee Inventions. If the Collaborator does not elect to retain its IP rights, the Collaborator shall offer to assign these IP rights to the Subject Invention to PHS pursuant to Article 6.5. If PHS declines such assignment, the Collaborator may release its IP rights as it may determine.

6.3 PHS Employee Inventions. PHS on behalf of the U.S. Government may elect to retain IP rights to each Subject Invention made solely by PHS employees.
     If PHS does not elect to retain IP rights, PHS shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article
     6.5. If the Collaborator declines such assignment, PHS may release IP rights in such Subject Invention to its employee inventors pursuant to
     Article 6.6.

6.4 Joint Inventions. Each Subject Invention made jointly by PHS and Collaborator employees shall be jointly owned by PHS and the Collaborator. The Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify PHS promptly upon making this election. If the Collaborator decides to file such applications,

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     it shall do so in a timely manner and at its own expense. If the
     Collaborator does not elect to file such application(s), PHS on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release its IP rights as provided in Articles 6.2, 6.3, and 6.6.

6.5 Filing of Patent Applications. With respect to Subject Inventions made by the Collaborator as described in Article 6.2, or by PHS as described in
     Article 6.3, a Party exercising its right to elect to retain IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Party. The Party shall notify the other Party of its decision regarding filing in countries other than the United States in a timely manner. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights is transferred to the Collaborator, the Collaborator agrees that PHS inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

6.6 Release to Inventors. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may retain or release their IP rights in accordance with their respective policies and procedures. However, the Government shall retain a nonexclusive, non-transferable, irrevocable, royalty-free license to practice any such Subject Invention or have it practiced throughout the world by or on behalf of the Government.

6.7 Patent Expenses. The expenses attendant to the filing of patent or other IP applications generally shall be paid by the Party filing such application. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall be responsible for all past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 Prosecution of Intellectual Property Applications. Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to

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     the prosecution of applications for PHS Subject Inventions described in
     Article 6.3 and joint Subject Inventions described in Article 6.4. If the Collaborator elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 6.4, PHS will be granted an associate power of attorney (or its equivalent) on such IP applications.

Article 7.  Licensing

7.1 Option for Commercialization License. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, PHS hereby grants to the Collaborator an exclusive option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model PHS license agreement. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA that are reduced to practice under this CRADA, if prior to that reduction to practice, PHS has filed a patent application on the invention and has licensed it or offered to license it to a third party. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace. The field of use of the license will be commensurate with the scope of the RP.

7.2 Exercise of License Option. The option of Article 7.1 must be exercised by written notice mailed within three (3) months after either (i) Collaborator receives written notice from PHS that the patent or other IP application has been filed; or (ii) the date Collaborator files such IP application. Exercise of this option by the Collaborator initiates a negotiation period that expires nine (9) months after the exercise of the option. If the last proposal by the Collaborator has not been responded to in writing by PHS within this nine (9) month period, the negotiation period shall be extended to expire one (1) month after PHS so responds, during which month the Collaborator may accept in writing the final license proposal of PHS. In the absence of such acceptance, or an extension of the time limits by PHS, PHS will be free to license such IP rights to others. In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, PHS agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of six (6) months without first offering Collaborator those more favorable terms. These times may be extended at the sole discretion of PHS upon good cause shown in writing by the Collaborator.

7.3 License for PHS Employee Inventions and Joint Inventions. Pursuant to 15 U.S.C. (S) 3710a(b)(1)(A), for Subject Inventions made under this CRADA by a PHS employee(s) or jointly by such employee(s) and employees of the Collaborator pursuant to Articles 6.3 and 6.4 and licensed pursuant to the option of Article 7.1, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential

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     within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

7.4 License in Collaborator Inventions. Pursuant to 15 U.S.C. (S) 3710a(b)(2), for inventions made solely by Collaborator employees under this CRADA pursuant to Article 6.2, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

7.5 Third Party License. Pursuant to 15 U.S.C. (S) 3710a(b)(1)(B), if PHS grants an exclusive license to a Subject Invention made wholly by PHS employees or jointly with a Collaborator under this CRADA, pursuant to Articles 6.3 and 6.4, the Government shall retain the right to require the Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the invention in Collaborator's licensed field of use on terms that are reasonable under the circumstances; or if the Collaborator fails to grant such a license, to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Collaborator; or (iii) the Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

7.6 Joint Inventions Not Exclusively Licensed. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator. The Parties may agree to a joint licensing approach for such IP rights.

Article 8.  Proprietary Rights and Publication

8.1 Right of Access. PHS and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA.

8.2 Ownership of Subject Data and Research Materials. Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

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8.3  Dissemination of Subject Data and Research Materials.  To the extent permitted by law, the Collaborator and PHS agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that PHS shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if the CRADA is terminated or if Collaborator abandons its commercialization efforts.

8.4 Proprietary/Confidential Information. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the amount necessary to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party. Each Party receiving Proprietary/Confidential Information agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party. Subject Data and Research Materials developed solely by the Collaborator may be designated as Proprietary/Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with PHS investigators, and advance designation of such data and material categories is set forth in the RP. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to the Licensing Agreement and subject to Article 8.7.

8.5 Protection of Proprietary/Confidential Information. Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. ' 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information. Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to seek a court order to enjoin disclosure.

8.6 Duration of Confidentiality Obligation. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or three (3) years after the expiration or termination date of this CRADA. The Collaborator may request an extension to this term when necessary to protect
     Proprietary/Confidential Information relating to products not yet commercialized.

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8.7  Publication.  The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or Research Materials, the other Party shall be provided thirty (30) days to review the proposed publication or disclosure to assure that Proprietary/Confidential Information is protected. The publication or other disclosure shall be delayed for up to thirty (30) additional days upon written request by any Party as necessary to preserve U.S. or foreign patent or other IP rights.

Article 9.  Representations and Warranties

9.1 Representations and Warranties of PHS. PHS hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2  Representations and Warranties of the Collaborator.

     9.2.1. The Collaborator hereby represents and warrants to PHS that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

     9.2.2. The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge. The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

Article 10.  Termination

10.1 Termination By Mutual Consent. PHS and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

10.2 Unilateral Termination. Either PHS or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1.

10.3 Staffing. If this CRADA is mutually or unilaterally terminated prior to its expiration, funds will nevertheless remain available to PHS for continuing any staffing commitment made by the Collaborator pursuant to
     Article 5.1 above and Appendix B, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

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10.4 New Commitments.  No Party shall make new commitments related to this CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5 Termination Costs. Concurrently with the exchange of final reports pursuant to Articles 4.2 and 5.2, PHS shall submit to the Collaborator for payment a statement of all costs incurred prior to the date of termination and for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned property, for which Collaborator shall be responsible.

Article 11.  Disputes

11.1 Settlement. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution. Nothing in this Article shall prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2 Continuation of Work. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all obligations shall be pursued diligently in accordance with the direction of the PHS signatory.

Article 12.  Liability

12.1 Property. The U.S. Government shall not be responsible for damages to any Collaborator property provided to PHS, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3 Indemnification. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by PHS employees under this CRADA, unless due to the negligence or willful misconduct of PHS, its employees, or agents. The Collaborator shall be liable for any claims or damages it incurs in connection with this CRADA. PHS has no authority to indemnify the Collaborator.

12.4 Force Majeure. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such

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     Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.  Miscellaneous

13.1 Governing Law. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2 Entire Agreement. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.3 Headings. Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation. The PHS component that is the Party for all purposes of this CRADA is the Bureau(s), Institute(s), Center(s) or Division(s) listed on the Cover Page herein.

13.4 Waivers. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5 Severability. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6 Amendments. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7 Assignment. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

13.8 Notices. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options

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

       shall be made pursuant to Article 7.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9 Independent Contractors. The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at PHS facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10 Use of Name or Endorsements. By entering into this CRADA, PHS does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. Collaborator issued press releases that reference or rely upon the work of PHS under this CRADA shall be made available to PHS at least 7 days prior to publication for review and comment.

13.11 Exceptions to this CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12 Reasonable Consent. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

Article 14.  Duration of Agreement

14.1 Duration. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the RP are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the RP proceeds. In no case will the term of this CRADA extend beyond the term indicated in the RP unless it is revised in accordance with Article 13.6.

14.2 Survivability. The provisions of Articles 4.2, 5-8, 10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.





                       SIGNATURES BEGIN ON THE NEXT PAGE

FOR PHS:


 /s/ Alan Rabson                                           12/31/99
---------------------------------------------             ----------------------
Alan Rabson, M.D.                                         Date
Deputy Director, NCI

Mailing Address for Notices:

National Cancer Institute
Technology Development & Commercialization Branch
NCI-FCRDC
1003 West Seventh Street, Fairview Center, Suite 502
Frederick, MD 21701
phone: 301-846-5465
fax: 301-8466820

FOR THE COLLABORATOR:


 /s/ Russell J. Howard                                    2/24/00
---------------------------------------------             ----------------------
Russell J. Howard, Ph.D.                                  Date
CEO and President

Mailing Address for Notices:

Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
phone: 650-298-5300
fax: 650-364-2715

                          Appendix A: RESEARCH PLAN
                          -------------------------

Title: Shuffling of *******.

National Cancer Institute (NCI) Principal Investigators:
*******

*******

Collaborator Principal Investigator:
*******


          Term of CRADA: 3 years from execution of this CRADA.

A Letter of Intent (LOI) for this CRADA was executed by and between the Parties on 10/13/99.

GOALS OF THE CRADA:
------------------

     This CRADA Research Plan (RP) describes a collaboration between the NCI-Developmental Therapeutics Program (DTP) and Maxygen. The CRADA collaboration leverages the NCI research on ******* and Maxygen's proprietary Shuffling Technology which can rapidly evolve and select improved versions of natural and synthetic *******. The major activity of this CRADA is for the DTP and Maxygen to collaborate to screen and characterize ******* provided by Maxygen. The major goal of this CRADA is to maximize the chemotherapeutic potential of *******.

Goal A of this CRADA is to screen and optimize evolved ******* synergize with that of the commercially-available, tubulin inhibitor, *******, on breast cancer cell lines.

The ******* provided by Maxygen for screening and optimization under this CRADA will be targeted toward one or the other of the following improved cytotoxicity and antigenic profiles:

(1) An evolved, *******.

(2) An evolved derivative of the *******.

One of the great attractions of ******* as anti-tumor agents is that they act by mechanisms that are insensitive to mutations in *******. Additionally, they synergize with the activity of DNA damaging agents such as ******* in some, but not all, cell lines [32]. The Shuffled ******* may be expressed as fusions to targeting domains such as *******.

Goal B: Implement an in vivo mouse model program to identify clinical candidates from the optimized evolved *******.

Candidate molecules selected for improved activity from the efforts as described in Goal A are to be screened by the NCI-Biological Testing Branch (BTB) in ******* animal models containing *******.

SCIENTIFIC BACKGROUND
---------------------

Maxygen's Shuffling Technology:

     Maxygen's Shuffling Technology: Maxygen's Shuffling Technology consists of proprietary techniques, methodologies, processes, materials and/or instrumentation useful for the recombination, rearrangement, and/or mutation of genetic material for the creation of genetic diversity, and subsequent techniques useful for the high-throughput (HTP) screening of the resultant genetic material to identify potentially useful genes. Shuffling, as practiced in the laboratory, mirrors the process of natural evolution by which the tremendous diversity of all life forms may have been created. In nature, the accumulation of mutations and the process of sexual reproduction creates genetic diversity. This genetic diversity is subjected to natural selection pressures such that only some of the genetic diversity survives. Humans have used the enormous amount of existing genetic diversity to their advantage by breeding domestic dogs, horses, cattle, cats, vegetables, fruits, and cereals from wild breeding stocks. Breeders select whatever characteristics they desire from within existing species and breed them together, regardless of whether the resulting animal or plant would ever survive (i.e. be useful) in nature. In just a few generations of breeding, substantial variation and novel properties can be achieved.

     Shuffling is, in essence, the application of classical breeding principles to sub-genomic sequences. This approach to sequence evolution generalizes concepts from classical genetics, allowing one to selectively breed DNA sequences in the test tube. Maxygen begins with the natural diversity already present in a gene family or creates it by mutagenesis, and then rapidly shuffles the diversity to create a large pool of novel genes. Their process involves fragmenting the genes into pieces and reassembling them in a homology-dependent fashion. Those genes that encode proteins with the desired novel properties are then selected using high-throughput (HTP) screening assays. As with traditional breeding, Maxygen's technology does not require a rational understanding of the genes involved in order to engineer novel properties. This technology provides a powerful tool for rapidly evolving single genes, operons and whole viruses for desired properties, and has many advantages relative to random mutation or rational sequence design.

*******

RELATED PATENT APPLICATIONS AND PATENTS, OTHER AGREEMENTS:
---------------------------------------------------------

The Parties hereby modify their rights under the following prior agreements:

Confidential Disclosure Agreement: Two-way agreement # 3-60778-99;

     *******.

     *******

*******

and the Parties agree that the materials and/or information provided thereunder are now governed by the terms of this CRADA in accordance with Article 13.2, except that the obligations of the parties with regard to confidentiality shall remain retroactive to December 14, 1998.

Letter of Intent: A Letter of Intent (LOI) for this CRADA was executed by and
----------------
between the Parties on 10/13/99. With this exception, there are no other existing CRADAs between NIH and Maxygen.

Related Patents/Patent Applications of NCI:
------------------------------------------

Note: Maxygen has decided not to apply for a license at this time for the NIH Intellectual Property listed below. Maxygen would prefer to wait for results obtained from the Research Plan of this CRADA before applying for a license. Nothing herein is a commitment by NIH not to license this patent(s) to others who may apply for a license pursuant to 37CFR 404 in the interim.

*******

                                  APPENDIX B
                                  ----------

FINANCIAL AND STAFFING CONTRIBUTIONS OF THE PARTIES
---------------------------------------------------

Maxygen Staffing: (total of 0.******* person-years for 1st year of CRADA. Staffing in subsequent years 2-3 will be contingent on the results obtained in the initial year). Changes in staffing levels will be documented by written amendment.

Maxygen will provide scientific staff and other support as necessary to conduct the research outlined in Appendix A, Research Plan. Staffing for the first year will be as follows:

     Name      Position / title   % of time devoted to CRADA Research Plan
     --------------------------   ----------------------------------------

*******      Principal Investigator     *******

     Duties: Direct the research described in the CRADA goals and provide scientific staff and other support as necessary to conduct the Research Plan as outlined in Appendix A.

*******        Manager, Business Development      *******

     Duties: Assess commercial progress and opportunities, and provide on-going business support for Research Plan activities.

*******        Maxygen   *******

     Duties: Creation of Shuffled ******* at Maxygen, and scale-up of expression.

*******        Maxygen   *******

     Duties: Expression and HTP screening of *******.

The above assignments and time allocations are approximate. During the term of the CRADA, these staffing assignments and percentages of time devoted to CRADA research are likely to vary from the information provided above.

Maxygen Financial Support: No funding will be provided to the National Cancer Institute for collaborative research and development pursuant to this CRADA.

National Cancer Institute Staffing: (total of ******* person-years/year).

Name                Position / title    % time devoted to CRADA Research
------------------------------------    --------------------------------

*******         NCI, Principal Investigator                 *******

     Duties: To direct the research described in the CRADA goals and provide scientific staff and other support as necessary to conduct the Research Plan as outlined in Appendix A.

*******         Principal Investigator                      *******

     Duties: To direct the research described in the CRADA goals and provide scientific staff and other support as necessary to conduct the Research Plan as outlined in Appendix A.

*******,       SAIC Investigator                            *******

     Duties: Supervise SAIC personnel on project and conduct in vitro assays.

*******        NCI/DTP / LDDR                               *******

     Duties: Conduct in vitro assays.

*******        NCI/DTP Investigator                         *******

     Duties: Conduct in vitro assays

*******        NCI/DTP Investigator                         *******

     Duties: Conduct in vivo assays

*******        SAIC Research Technician                     *******

     Duties: Conduct in vivo assays

NCI Financial Support:

NCI will provide no funding to the Collaborator for collaborative research and development pursuant to this CRADA inasmuch as financial contributions by the U.S. government to non-Federal parties under a CRADA are not authorized under the Federal Technology Transfer Act [15 U.S.C. (S) 3710a(d)(1)].

                                  APPENDIX C
                                  ----------

                  EXCEPTIONS OR MODIFICATIONS TO THIS CRADA
                  -----------------------------------------

The PHS Model CRADA is replaced in its entirety by the following in which additional terms are underlined, while deletions are struck-out.

                             PUBLIC HEALTH SERVICE

                COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

This Cooperative Research and Development Agreement, hereinafter referred to as the CRADA, consists of this Cover Page, an attached Agreement, and various Appendices referenced in the Agreement.

This Cover Page serves to identify the Parties to this CRADA:

     (1) the following Bureau(s), Institute(s), Center(s) or Division(s) of the National Institutes of Health (`NIH'), The National Cancer Institute (`NCI'), hereinafter referred to as the National Institutes of Health (`NIH'); and

     (2) Maxygen, Inc. which has offices at 515 Galveston Drive, Redwood City, California 94063, hereinafter referred to as the `Collaborator'.

COOPERATIVE  RESEARCH AND DEVELOPMENT AGREEMENT


Article 1.  Introduction

This Cooperative Research and Development Agreement (CRADA) between NIH and the Collaborator will be effective when signed by all Parties. The research and development activities which will be undertaken by each of the Parties in the course of this CRADA are detailed in the Research Plan which is attached as Appendix A. The funding and staffing commitments of the Parties are set forth in Appendix B. Any exceptions or changes to the CRADA are set forth in Appendix
C. This CRADA is made under the authority of the Federal Technology Transfer Act, 15 U.S.C. (S)3710a and is governed by its terms.

Article 2.  Definitions

As used in this CRADA, the following terms shall have the indicated meanings:

2.1 "Affiliate" means any corporation or other business entity controlled by, controlling, or under common control with Collaborator. For this purpose, A "control" means direct or indirect beneficial ownership of at least fifty
     (50) percent of the voting stock or at least fifty (50) percent interest in the income of such corporation or other business.

2.2 "Cooperative Research and Development Agreement" or "CRADA" means this Agreement, entered into by NIH pursuant to the Federal Technology Transfer Act of 1986, as amended, 15 U.S.C. 3710a et seq. and Executive Order 12591 of October 10, 1987.

2.3 "Government" means the Government of the United States as represented through the NIH agency that is a Party to this agreement.

2.4  "IP" means intellectual property.

2.5 "Invention" means any invention or discovery which is or may be patentable or otherwise protected under title 35, United States Code, or any novel variety or plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.6 "Principal Investigator(s)" or "PIs" means the persons designated respectively by the Parties to this CRADA who will be responsible for the scientific and technical conduct of the Research Plan.

2.7 "Proprietary/Confidential Information" means confidential scientific, business, or financial information provided that such information does not include:

     2.7.1. information that is publicly known or available from other sources who are not under a confidentiality obligation to the source of the information;

     2.7.2. information which has been made available by its owners to others without a confidentiality obligation;

     2.7.3. information which is already known by or available to the receiving Party without a confidentiality obligation; or

     2.7.4. information which relates to potential hazards or cautionary warnings associated with the production, handling or use of the subject matter of the Research Plan of this CRADA.

2.8 "Research Materials" means all tangible materials other than Subject Data first produced in the performance of the Research Plan of this CRADA.

2.9 "Research Plan" means the statement in Appendix A of the respective research and development commitments of the Parties to this CRADA.

2.10 "Subject Invention" means any Invention of the Parties, conceived or first actually reduced to practice in the performance of the Research Plan of this CRADA.

2.11 "Subject Data" means all recorded information first produced in the performance of the Research Plan of this CRADA by the Parties.

2.12 "Steering Committee" means the joint NIH Collaborator research and development team whose composition and responsibilities with regard to the studies performed under this CRADA are described in Article 3.3 of this CRADA.

2.13 "Shuffling" means the systems set up by man to use high speed recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity.

2.14 "Shuffling Technology" means techniques, methodologies, processes, materials and/or instrumentation useful for Shuffling, and the screening of genetic material resulting from Shuffling to identify potential useful genes.

Article 3. Cooperative Research

3.1 Principal Investigators. NIH research work under this CRADA will be performed by the NIH laboratory identified in the Research Plan, and the NIH Principal Investigator (PI) designated in the Research Plan will be responsible for the scientific and technical conduct of this project on behalf of NIH. Also designated in the Research Plan is the Collaborator PI who will be responsible for the scientific and technical conduct of this project on behalf of the Collaborator.

3.2 Research Plan Change. The Research Plan may be modified by mutual written consent of the Principal Investigators. Substantial changes in the scope of the Research Plan will be treated as amendments under Article 13.6. If the results from the Research Plan are promising, NIH and Collaborator shall discuss, in good faith, plans to support and to submit proposals for further research in a separate clinical CRADA. If the Research Plan is amended to include the participation of any extramural grantee investigators, NIH shall urge the grantee investigators to cooperate exclusively with the Collaborator. However, such urging shall not constitute a condition of any grant award.

3.3 Steering Committee and CRADA Research. The Parties agree to establish a Steering Committee comprising at least the Principal Investigators designated pursuant to Article 3.1 to conduct and monitor the research in accordance with the Research Plan, review Subject Inventions disclosures and to review proposed publications and data. Details of the research and development as set forth in the Research Plan shall be formulated, reviewed and/or approved in Steering Committee meetings before implementation of any resource-intensive study. Notwithstanding the forgoing, Collaborator has the option to sponsor its own pre-clinical studies outside the scope of this CRADA.

3.4 Composition of Steering Committee. Collaborator and NIH shall have equal voice in decisions of the Steering Committee. The initial composition of the Steering Committee shall be voting members on behalf of NIH and two voting members on behalf of Collaborator. A Steering Committee member representing NIH will co-chair the Steering committee with the Steering Committee member representing Collaborator. The membership of the Steering Committee may be changed from time to time as mutually agreed by NIH and Collaborator in writing.

3.5 Meetings. The Steering Committee shall meet within one month of the execution of this CRADA, and then regularly once a quarter thereafter or as appropriate. The Steering Committee shall be the forum for discussion of issues for which differences in opinion may arise and shall be the initial forum to attempt to resolve any disputes arising therefrom. In the event, resolution of such dispute(s) is not achieved in the Steering Committee, the dispute resolution mechanism of Article 11 herein shall be implemented. The Principal Investigators shall report regularly to the Steering Committee on the progress of the research and development efforts covered by this CRADA, but not less than once a quarter, unless mutually agreed. Attendance at the Steering Committee meetings shall be limited to members of the Steering Committee and invited participants, as mutually agreed to by the Parties. Invited participants shall be non-voting members of the Steering Committee.

3.6 Written Record. The Steering Committee shall appoint one of its members to act as the Committee Secretary for each meeting, such appointment alternately between the parties from meeting to meeting. The Secretary shall prepare, for Committee approval and signature, written summaries of each Steering Committee meeting within two weeks of each Steering Committee meeting. These summaries shall include information about Steering
     Committee deliberations and describe issues addressed and decisions reached. Written materials created by the Steering Committee shall be treated as described in subarticle 3.7 below. The written summary shall be deemed to be deemed to be approved by the Committee if no comments are received within two weeks of receipt thereof. Upon incorporation of modifications in accordance with such comments, the revised summary shall be transmitted to Committee members of signature, but will be deemed approved within two weeks of receipt thereof.

3.7 Treatment of Steering Committee Proprietary Information. Except as required by law and subject to Article 8 of this CRADA, the Parties agree that Proprietary/Confidential Information including disclosures of such data in discussions and information exchanged at meetings of the Steering Committee, and in written summaries of Steering Committee meetings, shall be maintained as confidential to the Parties, and shall not be disclosed to any third parties without the consultation and written agreement within the Steering Committee.

 Article 4. Reports

 4.1 Interim Reports. The Parties shall exchange formal written interim progress reports on a schedule agreed to by the PIs, but at least within twelve (12) months after this CRADA becomes effective and at least within every twelve (12) months thereafter. Such reports shall set forth the technical progress made, identifying such problems as may have been encountered and establishing goals and objectives requiring further effort, any modifications to the Research Plan pursuant to Article 3.2, and all CRADA-related patent applications filed.

     Steering Committee reports or copies of annual reports updating the progress of the CRADA research shall satisfy the minimum reporting requirements under this Article 4.1.

4.2 Final Reports. The Parties shall exchange final reports of their results within four (4) months after completing the projects described in the Research Plan or after the expiration or termination of this CRADA.

Article 5.  Financial and Staffing Obligations

5.1 NIH and Collaborator Contributions. The contributions of the Parties, including payment schedules, if applicable, are set forth in Appendix B. NIH shall not be obligated to perform any of the research specified herein or to take any other action required by this CRADA if the funding is not provided as set forth in Appendix B. NIH shall return excess funds to the Collaborator when it sends its final fiscal report pursuant to Article 5.2, except for staffing support pursuant to Article 10.3. Collaborator acknowledges that the U.S. Government will have the authority to retain and expend any excess funds for up to one (1) year subsequent to the expiration or termination of the CRADA to cover any costs incurred during the term of the CRADA in undertaking the work set forth in the Research Plan.

5.2 Accounting Records. NIH shall maintain separate and distinct current accounts, records, and other evidence supporting all its obligations under this CRADA, and shall provide the Collaborator a final fiscal report pursuant to Article 4.2.

5.3 Capital Equipment. Equipment purchased by NIH with funds provided by the Collaborator shall be the property of NIH. All capital equipment provided under this CRADA by one party for the use of another Party remains the property of the providing Party unless other disposition is mutually agreed upon by in writing by the Parties. If title to this equipment remains with the providing Party, that Party is responsible for maintenance of the equipment and the costs of its transportation to and from the site where it will be used.

Article 6.  Intellectual Property Rights and Patent Applications

6.1 Reporting. The Parties shall promptly report to each other in writing each Subject Invention resulting from the research conducted under this CRADA that is reported to them by their respective employees. Each Party shall report all Subject Inventions to the other Party in sufficient detail to determine inventorship. Such reports shall be treated as Proprietary/Confidential Information in accordance with Article 8.4.

6.2 Collaborator Employee Inventions. If the Collaborator does not elect to retain title to its IP rights in a Subject Invention, the Collaborator shall offer to assign these IP rights to the Subject Invention to NIH pursuant to Article 6.5. If NIH declines such assignment, the Collaborator may release title to its IP rights as it may determine.

6.3 NIH Employee Inventions. NIH on behalf of the U.S. Government may elect to retain title to its IP rights to each Subject Invention made solely by NIH employees. If NIH does not elect to retain title to its IP rights, NIH shall offer to assign these IP rights to such Subject Invention to the Collaborator pursuant to Article 6.5. If the Collaborator declines such assignment, NIH may release title to its IP rights in such Subject Invention to its employee inventors pursuant to Article 6.6.

6.4 Joint Inventions. Each Subject Invention made jointly by NIH and Collaborator employees shall be jointly owned by NIH and the Collaborator. If NIH and Collaborator both agree that a patent application should be filed on a jointly owned Subject Invention, then the parties shall consult about the best manner to proceed in filing and prosecuting the jointly owned patent application. If NIH and Collaborator elect to file jointly, then each shall bear one-half the costs of such filing and prosecution. However, NIH only has authority to reimburse such costs directly to law firms under contract to NIH. Alternatively, the Collaborator may elect to file the joint patent or other IP application(s) thereon and shall notify NIH promptly upon making this election. If the Collaborator decides to file such applications, it shall do so in a timely manner and at its own expense. If the Collaborator does not elect to file such application(s), NIH on behalf of the U.S. Government shall have the right to file the joint application(s) in a timely manner and at its own expense. If either Party decides not to retain title to its IP rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party pursuant to Article 6.5. If the other Party declines such assignment, the offering Party may release title to its IP rights as provided in Articles 6.2, 6.3, and 6.6.

6.5 Filing of Patent Applications. With respect to Subject Inventions made by the Collaborator as described in Article 6.2, or by NIH as described in
     Article 6.3, a Party exercising its right to elect to retain title to its IP rights to a Subject Invention agrees to file patent or other IP applications in a timely manner and at its own expense and after consultation with the other Party. The Party shall notify the other Party of its decision regarding filing in countries other than the United States in a timely manner. The Party may elect not to file a patent or other IP application thereon in any particular country or countries provided it so advises the other Party ninety (90) days prior to the expiration of any applicable filing deadline, priority period or statutory bar date, and hereby agrees to assign its IP right, title and interest in the Subject Invention in such country or countries to the Subject Invention to the other Party and to cooperate in the preparation and filing of a patent or other IP applications. In any countries in which title to patent or other IP rights for Subject Inventions is transferred to the Collaborator, the Collaborator agrees that NIH inventors will share in any royalty distribution that the Collaborator pays to its own inventors.

6.6 Release to Inventors. In the event neither of the Parties to this CRADA elects to file a patent or other IP application on a Subject Invention, either or both (if a joint invention) may retain or release titles to their IP rights in accordance with their respective policies and procedures. If NIH elects not to retain title to its IP rights in and to any such Subject Invention made solely or jointly by NIH, the Government shall retain a nonexclusive, non-transferable, irrevocable, royalty-free license to practice any such Subject Invention, or have it practiced throughout the world by or on behalf of the Government. Similarly, if Collaborator elects not to retain title to any IP rights to Subject Inventions made jointly or solely by its employees and, pursuant to Article 6.2 herein, offers such rights to NIH which waives such rights, then Collaborator shall be free to release such rights to its employee inventors subject to the Government retaining a nonexclusive, non-transferable, irrevocable, royalty-free license to practice, or have such Subject Inventions(s) practiced throughout the world by or on behalf of the Government.

6.7  Patent Expenses. The expenses attendant to the filing of patent or other
     IP applications generally shall be paid by the Party filing such application unless agreed otherwise in connection with jointly owned patent applications. If an exclusive license to any Subject Invention is granted to the Collaborator, the Collaborator shall be responsible for all past and future out-of-pocket expenses in connection with the preparation, filing, prosecution and maintenance of any applications claiming such exclusively-licensed inventions and any patents or other IP grants that may issue on such applications. The Collaborator may waive its exclusive license rights on any application, patent or other IP grant at any time, and incur no subsequent compensation obligation for that application, patent or IP grant.

6.8 Prosecution of Intellectual Property Applications. Within one month of receipt or filing, each Party shall provide the other Party with copies of the applications and all documents received from or filed with the relevant patent or other IP office in connection with the prosecution of such applications. Each Party shall also provide the other Party with the power to inspect and make copies of all documents retained in the patent or other IP application files by the applicable patent or other IP office. Where licensing is contemplated by Collaborator, the Parties agree to consult with each other with respect to the prosecution of applications for NIH Subject Inventions described in Article 6.3 and joint Subject Inventions described in Article 6.4. If the one party elects to file and prosecute IP applications on joint Subject Inventions pursuant to Article 6.4, the other party will be granted an associate power of attorney (or its equivalent) on such IP applications. Patent counsel for each party shall cooperate with patent counsel for the other party in connection with the filing, prosecution and maintenance of patent applications claiming joint Subject Inventions. Associate power of Attorney will not be used by either party to make any submissions to the USPTO without consulting with the other party.

Article 7.  Licensing

7.1 Option for Commercialization License. With respect to Government IP rights to any Subject Invention not made solely by the Collaborator's employees for which a patent or other IP application is filed, NIH hereby grants to the Collaborator an exclusive option to elect an exclusive or nonexclusive commercialization license, which is substantially in the form of the appropriate model NIH license agreement. This option does not apply to Subject Inventions conceived prior to the effective date of this CRADA that are reduced to practice under this CRADA, if prior to that reduction to practice, NIH has filed a patent application on the invention and has licensed it or offered to license it to a third party. The terms of the license will fairly reflect the nature of the invention, the relative contributions of the Parties to the invention and the CRADA, the risks incurred by the Collaborator and the costs of subsequent research and development needed to bring the invention to the marketplace. The field of use of the license will be commensurate with the scope of the Research Plan. The Collaborator shall have the right to sublicense the license rights granted hereunder, provided that the Collaborator obtains the prior written consent of NIH for the sublicensing of its non-exclusive license rights, such consent to be reasonably given in situations where Collaborator sublicenses its exclusive rights in one or more Subject Inventions(s) to sublicensee(s) and requests to sublicense its non-exclusive rights in Subject Invention(s) to the same sublicensee(s); and any such sublicensee shall be bound by the terms of this license.

7.2 Exercise of License Option. The option of Article 7.1 must be exercised with respect to a particular Subject Invention by written notice mailed within three (3) months after either (i) Collaborator receives written notice from NIH that the patent or other IP application has been filed; or
     (ii) the date Collaborator files such IP application. Exercise of this option by the Collaborator initiates a negotiation period that expires nine
     (9) months after the exercise of the option. If the last proposal by the Collaborator has not been responded to in writing by NIH within this nine
     (9) month period, the negotiation period shall be extended to expire one
     (1) month after NIH so responds, during which month the Collaborator may accept in writing the final license proposal of NIH. In the absence of such acceptance, or an extension of the time limits by NIH, NIH will be free to license its rights in such Subject Invention to others. In the event that the Collaborator elects the option for an exclusive license, but no such license is executed during the negotiation period, NIH agrees not to make an offer for an exclusive license on more favorable terms to a third party for a period of twelve (12) months without first offering Collaborator those more favorable terms. These times may be extended at the sole discretion of NIH upon good cause shown in writing by the Collaborator.

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

7.3 License for NIH Employee Inventions and Joint Inventions. Pursuant to 15 U.S.C. (S) 3710a(b)(1)(A), for Subject Inventions made under this CRADA by a NIH employee(s) or jointly by such employee(s) and employees of the Collaborator pursuant to Articles 6.3 and 6.4 and licensed pursuant to the option of Article 7.1, the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the invention or have the invention practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. The retained non-exclusive Government licenses described in this Article 7, and elsewhere herein, are intended by the NIH to be invoked by the NIH in circumstances consistent with the legislative history of the Stevenson-Wydler Technology Innovation Act, as amended, that provide for such licenses.

7.4 License in Collaborator Inventions. Pursuant to 15 U.S.C. (S) 3710a(b)(2), for inventions made solely by Collaborator employees under this CRADA pursuant to Article 6.2, (1) NIH hereby ensures Collaborator that Collaborator shall retain title in such Subject Inventions, and (2) the Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Subject invention or have the Subject Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes. As stated in the Research Plan, during the course and in the performance of this CRADA, the Collaborator will only use Shuffling Technology that Collaborator has developed or develops outside the course and performance of the CRADA program. If the progress of the CRADA research would benefit by the development of inventive Shuffling Technology subject matter during the course of the CRADA, Collaborator will attempt to develop such inventive subject matter outside the scope, course and performance of the present CRADA. Such inventive Shuffling Technology subject matter shall not be considered to comprise a Subject Invention as defined herein. However, selected Shuffled ******* and their corresponding DNA clones are considered Research Materials of the CRADA and fall under the scope of the CRADA Research Plan.

7.5 Third Party License. Pursuant to 15 U.S.C. (S) 3710a(b)(1)(B), if NIH grants an exclusive license to a Subject Invention made wholly by NIH employees or jointly with a Collaborator under this CRADA, pursuant to Articles 6.3 and 6.4, the Government shall retain the right to require the Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the invention in Collaborator's licensed field of use on terms that are reasonable under the circumstances; or if the Collaborator fails to grant such a license, to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Collaborator; or (iii) the Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this
     Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

7.6 Joint Inventions Not Exclusively Licensed. In the event that the Collaborator does not acquire an exclusive commercialization license to IP rights in all fields in joint Subject Inventions described in Article 6.4, then each Party shall have the right to use the joint Subject Invention and to license its use to others in all fields not exclusively licensed to Collaborator. The Parties may agree to a joint licensing approach for such IP rights.

Article 8.  Proprietary Rights and Publication

8.1 Right of Access. NIH and the Collaborator agree to exchange all Subject Data produced in the course of research under this CRADA. Research Materials will be shared equally by the Parties to the CRADA unless other disposition is agreed to by the Parties. All Parties to this CRADA will be free to utilize Subject Data and Research Materials for their own purposes, consistent with their obligations under this CRADA provided that NIH shall not have direct access to and/or direct use of Collaborator's proprietary Shuffling Technology in the performance of the CRADA.

8.2 Ownership of Subject Data and Research Materials. Subject to the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.3, the producing Party will retain ownership of and title to all Subject Inventions, all Subject Data and all Research Materials produced solely by their investigators. Jointly developed Subject Inventions, Subject Data and Research Materials will be jointly owned.

8.3 Dissemination of Subject Data and Research Materials. To the extent permitted by law, the Collaborator and NIH agree to use reasonable efforts to keep Subject Data and Research Materials confidential until published or until corresponding patent applications are filed. Any information that would identify human subjects of research or patients will always be maintained confidentially. To the extent permitted by law, the Collaborator shall have the exclusive right to use any and all CRADA Subject Data in and for any regulatory filing by or on behalf of Collaborator, except that NIH shall have the exclusive right to use Subject Data for that purpose, and authorize others to do so, if Collaborator abandons its commercialization efforts.

8.4 Proprietary/Confidential Information. Each Party agrees to limit its disclosure of Proprietary/Confidential Information to the other Party hereunder to the amount necessary

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

                                                                    CRADA #00880
     to carry out the Research Plan of this CRADA, and shall place a confidentiality notice on all such information. Confidential oral communications shall be reduced to writing within 30 days by the disclosing Party. Each Party receiving Proprietary/Confidential Information of the other Party pursuant to this CRADA agrees that any information so designated shall be used by it only for the purposes described in the attached Research Plan. Any Party may object to the designation of information as Proprietary/Confidential Information by another Party. Subject Data and Research Materials developed solely by the Collaborator may be designated as Proprietary/Confidential Information when they are wholly separable from the Subject Data and Research Materials developed jointly with NIH investigators, and advance designation of such data and material categories is set forth in the Research Plan. The exchange of other confidential information, e.g., patient-identifying data, should be similarly limited and treated. Jointly developed Subject Data and Research Material derived from the Research Plan may be disclosed by Collaborator to a third party under a confidentiality agreement for the purpose of possible sublicensing pursuant to any licensing agreement of Subject Inventions or such purposes as Collaborator considers appropriate to pursue its commercial interests including, but not limited to, disclosures to manufacturing subcontractors, clinical or preclinical laboratories, medical or scientific consultants, quality control, quality assurance or analytical laboratories, or government regulatory agencies.


8.5 Protection of Proprietary/Confidential Information. Proprietary/Confidential Information shall not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning Party except as required under court order or the Freedom of Information Act (5 U.S.C. (S) 552). Each Party agrees to use its best efforts to maintain the confidentiality of Proprietary/Confidential Information. Each Party agrees that the other Party is not liable for the disclosure of Proprietary/Confidential Information which, after notice to and consultation with the concerned Party, the other Party in possession of the Proprietary/Confidential Information determines may not be lawfully withheld, provided the concerned Party has been given an opportunity to seek a court order to enjoin disclosure.


8.6 Duration of Confidentiality Obligation. The obligation to maintain the confidentiality of Proprietary/Confidential Information shall expire at the earlier of the date when the information is no longer Proprietary Information as defined in Article 2.7 or three (3) years after the expiration or termination date of this CRADA unless, after the said three
     (3) years, any Party informs the other Party that the Confidential Information is still secret and confidential, in which case the obligation shall extend for a further successive periods of two (2) years. The Collaborator may request an extension to these terms when necessary to protect Proprietary/Confidential Information relating to products not yet commercialized.


8.7 Publication. The Parties are encouraged to make publicly available the results of their research. Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a Subject Invention, Subject Data or

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

Research Materials, or any other confidential information concerning this CRADA, the submitting Party shall first submit a draft of the proposed disclosure to the Steering Committee for review at least 30 days prior to any submission for publication or other public disclosure. As defined under Article 8.4, if such proposed disclosure contains Proprietary/Confidential Information of a Party, such Party may require that such Confidential Information be deleted or modified from the proposed disclosure in accordance with Article 8.5. The Steering Committee shall provide advisory review and comments prior to submission of proposed disclosures for publication and/or public presentation. The submitting party will seriously consider the suggested modifications of the Steering Committee. To avoid loss of patent rights as a result of premature public disclosure of patentable information, the reviewing Party shall notify the submitting Party in writing within 30 days after receipt of such proposed disclosure whether the reviewing Party desires that a patent application be filed on any invention disclosed in such proposed disclosure. In the event that the reviewing Party desires such filing, the submitting Party shall withhold publication or disclosure of such proposed disclosure until the earlier of: (i) the date a patent application is filed thereon, or (ii) the date the Parties determine after consultation that no patentable invention exists, or (iii) 60 days after receipt by the submitting Party of the reviewing Party's written notice of its desire to file such patent application.


Article 9.  Representations and Warranties

9.1 Representations and Warranties of NIH. NIH hereby represents and warrants to the Collaborator that the official signing this CRADA has authority to do so.

9.2  Representations and Warranties of the Collaborator.

     (a) The Collaborator hereby represents and warrants to NIH that the Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that the Collaborator's official signing this CRADA has authority to do so. The Collaborator further represents that it is financially able to satisfy any funding commitments made in Appendix B.

     (b) The Collaborator certifies that the statements herein are true, complete, and accurate to the best of its knowledge. The Collaborator is aware that any false, fictitious, or fraudulent statements or claims may subject it to criminal, civil, or administrative penalties.

9.3 NIH Disclosure of Third Party Rights. NIH hereby acknowledges that Research Materials provided to Collaborator during the course of the CRADA research may be

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

     subject to third party patent and other rights. NIH will exercise its best efforts to provide Collaborator with all non-privileged and non-confidential information its PI and NIH have in their possession, or of which they are aware, identifying third party rights in and to Research Materials supplied by NIH to Collaborator under this CRADA.


Article 10.  Termination

10.1 Termination By Mutual Consent. NIH and the Collaborator may terminate this CRADA, or portions thereof, at any time by mutual written consent. In such event the Parties shall specify the disposition of all property, inventions, patent or other IP applications and other results of work accomplished or in progress, arising from or performed under this CRADA, all in accordance with the rights granted to the Parties under the terms of this Agreement.

10.2 Unilateral Termination. Either NIH or the Collaborator may unilaterally terminate this entire CRADA at any time by giving written notice at least thirty (30) days prior to the desired termination date, and any rights accrued in property, patents or other IP rights shall be disposed of as provided in paragraph 10.1, provided that, if either Party unilaterally terminates this CRADA for reasons other than for cause including, but not limited to, lack of interest, unwillingness or inability of either Party to contribute resources to the continuation of the CRADA research, and decides not to retain title to its IP rights to Subject Inventions, then pursuant to Articles 6.2, 6.3 and 6.4, such Party shall offer to assign these IP rights to such Subject Inventions to the other Party.

10.3 Staffing. If this CRADA is mutually or unilaterally terminated by Collaborator prior to its expiration, funds will nevertheless remain available to NIH for continuing any staffing commitment made by the Collaborator pursuant to Article 5.1 above and Appendix B, if applicable, for a period of six (6) months after such termination. If there are insufficient funds to cover this expense, the Collaborator agrees to pay the difference.

10.4 New Commitments. No Party shall make new commitments related to this CRADA after a mutual termination or notice of a unilateral termination and shall, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.

10.5 Termination Costs.

     Collaborator shall not be responsible to NIH for any termination costs.

Article 11. Disputes

11.1 Settlement. Any dispute arising under this CRADA which is not disposed of by agreement of the Principal Investigators shall be submitted jointly to the signatories of this CRADA. If the signatories are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) shall propose a resolution. Nothing in this Article shall prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2 Continuation of Work. Pending the resolution of any dispute or claim pursuant to this Article, the Parties agree that performance of all non-disputed obligations shall be pursued diligently in accordance with the direction of the NIH signatory. Disputed obligations shall be pursued diligently by each Party in accordance with their best judgment and subject to their obligation to mitigate any damages resulting from their actions.

Article 12. Liability

12.1 Property. The U.S. Government shall not be responsible for damages to any Collaborator property provided to NIH, where Collaborator retains title to the property, or any property acquired by Collaborator for its own use pursuant to this CRADA.

12.2 NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE, OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

12.3 Indemnification. The Collaborator agrees to hold the U.S. Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by the Collaborator for any purpose of the Subject Data, Research Materials and/or Subject Inventions produced in whole or part by NIH employees under this CRADA, unless due to the negligence or willful misconduct or willful misrepresentation of NIH, its employees, or agents. The Collaborator shall be liable

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

     for any claims or damages arising from the liable acts of the Collaborator in connection with this CRADA. NIH has no authority to indemnify the Collaborator.

12.4 Force Majeure. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.


Article 13. Miscellaneous

13.1 Governing Law. The construction, validity, performance and effect of this CRADA shall be governed by Federal law, as applied by the Federal Courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this CRADA.

13.2 Entire Agreement. This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

     The Parties hereby modify their rights under the following prior agreement(s):

     Confidential Disclosure Agreement: Two-way agreement # 3-60778-99:

     *******

     Effective date: December 14, 1998

     Material Transfer Agreement: # 2-50178

     Provider: Maxygen; Recipient: NCI, DTP

     *******

     Executed: October xx, 1999; expiration date: October xx, 2002.

     and the Parties agree that the information provided thereunder is now governed by the terms of this CRADA.

13.3 Headings. Titles and headings of the articles and subarticles of this CRADA are for convenient reference only, do not form a part of this CRADA, and shall in no way affect its interpretation. The NIH component that is the Party for all purposes of this CRADA is the Bureau(s), Institute(s), Center(s) or Division(s) listed on the Cover Page herein.

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

13.4 Waivers. None of the provisions of this CRADA shall be considered waived by any Party unless such waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party.

13.5 Severability. The illegality or invalidity of any provisions of this CRADA shall not impair, affect, or invalidate the other provisions of this CRADA.

13.6 Amendments. If either Party desires a modification to this CRADA, the Parties shall, upon reasonable notice of the proposed modification or extension by the Party desiring the change, confer in good faith to determine the desirability of such modification or extension. Such modification shall not be effective until a written amendment is signed by the signatories to this CRADA or by their representatives duly authorized to execute such amendment.

13.7 Assignment. Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party, provided that a Party may assign its rights and obligations under this CRADA without such consent to an Affiliate or a third party that succeeds to substantially all of the business or assets of the assigning Party, by way of merger, sale of assets or otherwise.

13.8 Notices. All notices pertaining to or required by this CRADA shall be in writing and shall be signed by an authorized representative and shall be delivered by hand or sent by certified mail, return receipt requested, with postage prepaid, to the addresses indicated on the signature page for each Party. Notices regarding the exercise of license options shall be made pursuant to Article 7.2. Any Party may change such address by notice given to the other Party in the manner set forth above.

13.9 Independent Contractors. The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party shall maintain sole and exclusive control over its personnel and operations. Collaborator employees who will be working at NIH facilities may be asked to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

13.10Use of Name or Endorsements. By entering into this CRADA, NIH does not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this CRADA or to any patent or other IP license or agreement which implements this CRADA by its successors, assignees, or licensees. The Collaborator shall not in any way state or imply that this CRADA is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees. Collaborator issued press releases that reference or rely upon the work of NIH under this CRADA shall be made available to NIH at least 7 days prior to publication for review and comment.

13.11 Exceptions to this CRADA. Any exceptions or modifications to this CRADA that are agreed to by the Parties prior to their execution of this CRADA are set forth in Appendix C.

13.12 Reasonable Consent. Whenever a Party's consent or permission is required under this CRADA, such consent or permission shall not be unreasonably withheld.

Article 14. Duration of Agreement

14.1 Duration. It is mutually recognized that the duration of this project cannot be rigidly defined in advance, and that the contemplated time periods for various phases of the Research Plan are only good faith guidelines subject to adjustment by mutual agreement to fit circumstances as the Research Plan proceeds. In no case will the term of this CRADA extend beyond the term indicated in the Research Plan unless it is revised in accordance with Article 13.6.

14.2 Survivability. The provisions of Articles 4.2, 5-8, 10.3-10.5, 11.1, 12.2-12.4, 13.1, 13.10 and 14.2 shall survive the termination of this CRADA.


                       SIGNATURES BEGIN ON THE NEXT PAGE

FOR NIH:


________________________________________         Date:_______________________
Alan Rabson, M.D.
Deputy Director, NCI

Mailing Address for Notices:

National Cancer Institute

Technology Development & Commercialization Branch

NCI-FCRDC

1003 West Seventh Street,

Fairview Center, Suite 502

Frederick, MD 21701

Phone: 301-846-5465
Fax:   301-8466820


FOR THE COLLABORATOR:


_______________________________________           Date:_______________________

_______________________________________


Mailing Address for Notices:


__________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________

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